Exhibit 10.2



                          SETTLEMENT & WAIVER AGREEMENT

         THIS SETTLEMENT & WAIVER AGREEMENT ("Agreement"), by and between Omega Holdings, Bahamas, Ltd., 201 Saffrey Square, P.O. Box N303, Bay Street and Bank Lane, Nassau, Bahamas ("Omega"), and Light Management Group, Inc., a Nevada corporation (the "Company"), (hereinafter collectively referred to as the "Parties"), is entered into this 1st day of March 2001, to settle the Company's $1.6 million debt to Omega.

                                    RECITALS

         A. Omega paid approximately $1.6 million to satisfy a debt of the Company on or before September 1, 2000 (the "Debt");

         B. The Company desires to settle the Debt owed to Omega by issuing Omega shares of the Company's common stock.

         C. Based on recent financing attempts, during which potential equity investors have noted resale restrictions and the OTC-BB listing and therefore demanded 40-50% discounts to the prevailing market price of the Company's common stock, the board of directors believes it to be in the Company's best interest to discount the prevailing price of the Company's common stock, which as of February 28, 2001 closed at $1.50, by 42.5%. Such discount reduces the applicable price to be utilized in computing the number of shares required to satisfy the Debt to $0.8625 per share, thus requiring the issuance of 1,855,072 shares of the Company's common stock to resolve the Company Debt.

                                    AGREEMENT

         NOW, THEREFORE, based on the foregoing premises, which are incorporated herein by this reference, and for and in consideration of the mutual covenants and agreements contained herein, and in reliance on the representations and warranties set forth in this Agreement, the benefits to be derived herein and for other valuable consideration, the sufficiency of which is hereby expressly acknowledged, the Parties agree as follows:

         1. The Company hereby agrees to repay the Debt by immediately issuing Omega One Million Eight Hundred Fifty-five Thousand Seventy-two (1,855,072) shares of Common Stock (the "Common Shares").

         2. Omega agrees to waive and fully discharge the Debt upon the issuance of the Common Shares in Omega's name.

         3. Omega and the Company agree that the execution of the above actions will cancel the Debt as heretofore is owed by the Company to Omega.


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         IN WITNESSETH WHEREOF, the signatures below hereby evidence the Parties execution of and satisfaction with this Settlement Agreement.

Light Management Group, Inc.                     Omega Holdings, Bahamas, Ltd.


/s/ Donald Iwacha                                /s/ Cristina Santos
------------------------------                   -------------------------------
Dr. Donald Iwacha, President                     Cristina Santos, Directors